UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2006

AJS BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-33405	36-4485429
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

14757 South Cicero Avenue, Midlothian, Illinois	60445
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (708) 687-7400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

At the January 17, 2006 board meeting the Company increased monthly board fees from $1,250 to $1,500. Officer loan committee fees for the chairman of the committee increased from $300 to $500 monthly, while officer loan committee fees for other non-employee members increased from $200 to $350 monthly. All other committee fees for non-employee members increased from $200 per meeting to $400 per meeting. Employee committee members are not additionally compensated for their service on the committee. The increased fees are effective January 17, 2006.

Item 2.02     Results of Operations and Financial Condition

The Company announced its December 31, 2005 financial results and declaration of dividend by release. The press release dated January 18, 2006 is included as an exhibit.

Item 9.01     Financial Statements and Exhibits

(a)         Financial Statements of businesses acquired. Not Applicable.

(b)         Pro forma financial information. Not Applicable

(c)         Exhibits.

             The following Exhibit is attached as part of this report:

99.1	Press release dated January 18, 2006 announcing the results of operations and dividend declaration, for AJS Bancorp, Inc. for December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AJS BANCORP, INC.

DATE: January 20, 2006	By: /s/ Lyn G. Rupich
Lyn G. Rupich
President/Chief Operating Officer